AMENDMENT NO. 1

TO

ANNEX A TO THE
SEVERANCE AGREEMENT BETWEEN JOSEPH A. CARRABBA AND
CLEVELAND-CLIFFS INC

THIS AMENDMENT NO. 1 is made this 9th day of May, 2006, by and between Cleveland-Cliffs Inc (hereinafter referred to as the “Company”) and Joseph A. Carrabba (hereinafter referred to as the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into a Severance Agreement dated May 23, 2005 (hereinafter referred to as the “Agreement”) which Agreement has an Annex A setting forth certain Severance Compensation (hereinafter referred to as “Annex A”) ; and

WHEREAS, it is the desire of the Company and the Executive to amend Annex A to provide for full vesting of certain benefits under the Company’s Supplemental Retirement Plan (hereinafter referred to as the “SRP”) and to provide for the SRP to make up for certain forfeitures under the Company’s qualified pension plan;

NOW, THEREFORE, the Company and the Executive hereby amend Annex A by deletion of the first paragraph of Section 3 of Annex A and the substitution in lieu thereof of a new first paragraph to read as follows:

“A lump sum payment (the SRP Payment”) in an amount equal to the sum of:

(A)	the future pension benefits (converted to a lump sum of actuarial equivalence) which the Executive would have been entitled to receive three (3) years following the Termination Date under the SRP, as modified by this Paragraph (3) (assuming Base Salary and Incentive Pay as determined in Paragraph (1), if the Executive had remained in the full-time employment of the Company until three (3) years following the Termination Date and assuming the Executive is 100% vested in all benefits under the SRP); and

(B)	the future pension benefits (converted to a lump sum of actuarial equivalence) which the Executive shall have forfeited under the Company’s tax qualified Retirement Plan, if any.”

IN WITNESS WHEREOF, the Company, by its appropriate officer duly authorized, and the Executive have caused this Amendment No. 1 to be executed as of the day and year first above written.

CLEVELAND-CLIFFS INC

By: /s/ John S. Brinzo

/s/ Joseph A. Carrabba

Joseph A. Carrabba, the “Executive”